EXHIBIT 99.1

WIDERTHAN CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of US dollars, except share and per share data)

	December 31,	September 30,
	2005	2006
ASSETS
Current assets
Cash and cash equivalents	$71,171	$66,854
Short–term financial instruments	14,851	29,598
Accounts receivable, net (from related parties of $20,276 and $14,011 in 2005 and 2006, respectively)	34,924	31,437
Deferred costs	5,589	9,713
Other current assets	2,745	3,101

Total current assets	129,280	140,703

Property, plant and equipment, net	10,346	11,864
Goodwill	18,673	19,936
Other non–current assets	10,034	12,074

Total assets	$168,333	$184,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (to related parties of $1,270 and $1,521 in 2005 and 2006, respectively)	$22,636	$23,283
Deferred income	6,614	3,011
Accrued expenses	6,099	9,352
Taxes payable	2,620	2,386
VSO Replacement and KSO Cancellee Cash Rights payable	1,210	—
Other current liabilities	3,753	4,371

Total current liabilities	42,932	42,403

Long–term deferred income	3,158	1,962
Other non–current liabilities	1,247	2,565

Total liabilities	47,337	46,930

Commitments and contingencies
Minority interest	(133)	—

Stockholders’ equity
Common stock: ~~W~~500 par value; authorized 30,000,000 shares, issued and outstanding 19,807,216 shares in 2005 and 2006	8,871	8,871
Additional paid–in capital	87,540	89,899
Retained earnings	17,805	24,165
Accumulated other comprehensive income	6,913	14,712

Total stockholders’ equity	121,129	137,647

Total liabilities and stockholders’ equity	$168,333	$184,577

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WIDERTHAN CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of US dollars, except share and per share data)

	Nine Months Ended
	September 30,
	2005	2006
Revenues:
Service revenues (includes revenues from related parties of $44,415 and $51,164)
Carrier application services	$43,540	$67,916
Content services	13,872	10,403
Professional and other services	6,415	8,423

Total service revenues	63,827	86,742
System sales (includes revenues from related parties of $3,617 and $5,181)	6,248	7,012

Total revenues	70,075	93,754

Costs and expenses:
Cost of service revenues (exclusive of depreciation and amortization, as shown below) (includes costs from related parties of $1,046 and $5,883)	23,494	32,160
Cost of system sales (exclusive of depreciation and amortization, as shown below) (includes costs from related parties of $79 and $20)	4,067	3,298
Depreciation and amortization	3,104	4,083
Selling and marketing	3,538	3,173
General and administrative	19,168	32,903
Research and development	9,248	7,891

Total costs and expenses	62,619	83,508

Operating income	7,456	10,246

Other income, net	414	2,367

Income before income taxes, minority interest, earnings from equity method investment, and cumulative effect of change in accounting principle	7,870	12,613
Income taxes	2,552	6,405

Income before minority interest, earnings from equity method investment, and cumulative effect of change in accounting principle	5,318	6,208
Minority interest	687	—
Earnings from equity method investment	(134)	332

Income before cumulative effect of change in accounting principle	5,871	6,540
Cumulative effect on prior years of application of SFAS 123(R)	—	153

Net income	$5,871	$6,693

Accretion of preferred shares	(871)	—
Amounts allocated to participating preferred shareholders	(1,537)	—

Net income attributable to common shareholders	$3,463	$6,693

Earning per share — basic	$0.33	$0.34

Earning per share — diluted	$0.28	$0.33

Weighted average number of shares — basic	10,500,000	19,807,216

Weighted average number of shares — diluted	10,580,229	20,230,831

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WIDERTHAN CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of US dollars)

	Nine Months Ended
	September 30,
	2005	2006
Cash flows from operating activities:
Net income	$5,871	$6,693
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	3,104	4,083
Stock compensation	2,576	2,179
Cumulative effect on prior years of application of SFAS 123(R)	—	(153)
Minority interest	(687)	—
Foreign exchange (gain) loss, net	(122)	438
Earnings from equity method investment	134	(332)
Provision for severance benefits	842	983
Change in operating assets and liabilities:
Increase in restricted cash	(8,069)	—
Decrease (increase) in accounts receivable	(6,171)	5,328
Increase in deferred costs	(11,174)	(3,692)
Decrease (increase) in other assets	2,088	(1,462)
Increase (decrease) in accounts payable	4,786	(872)
Increase (decrease) in deferred income	3,314	(5,382)
Increase (decrease) in accrued expenses	(376)	2,800
Decrease in taxes payable	(1,253)	(405)
Payment of severance benefits	(202)	(91)
Payment of cash appreciation rights liability	—	(1,210)
Increase in other liabilities	335	682

Net cash and cash equivalents (used in) provided by operating activities	(5,004)	9,587

Cash flows from investing activities:
Increase in short-term financial instruments, net	—	(13,546)
Purchase of property, plant and equipment	(4,399)	(5,033)
Proceeds from sales of property, plant and equipment	54	429
Others, net	190	—

Net cash and cash equivalents used in investing activities	(4,155)	(18,150)

Cash flows from financing activities:
Issuance of preferred stock, net	469	—
Issuance of short-term debt	9,209	—
Increase in minority interest	1,000	133

Net cash and cash equivalents provided by financing activities	10,678	133

Effect of exchange rate changes on cash and cash equivalents	(483)	4,113

Net increase (decrease) in cash and cash equivalents	1,036	(4,317)

Cash and cash equivalents:
Beginning of period	17,817	71,171

End of period	$18,853	$66,854

Supplemental cash flow information:
Interest paid	$10	$5

Income taxes paid	$2,362	$6,772

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WIDERTHAN CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Business
     WiderThan Co., Ltd. (together with WiderThan Americas, PT WiderThan Indonesia, WiderThan India Private Limited, and WiderThan UK Ltd. its wholly–owned subsidiaries, the Company) is a leading provider of integrated mobile entertainment solutions for wireless carriers principally in the Republic of Korea, United States, and other countries in Asia and Europe. Through the Company’s systems, applications, content and other services, its carrier customers are able to offer their subscribers a broad range of mobile entertainment services such as ringback tones, music-on-demand, games, ringtones, messaging, and informational services.
2. Basis of Presentation
     The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, its wholly–owned subsidiaries, and an entity in which the Company had a variable interest. All significant intercompany balances and transactions have been eliminated in consolidation.
     These financial statements reflect all adjustments, consisting only of normal, recurring adjustments that, in the opinion of the Company’s management, are necessary for a fair presentation of the results of operations for the periods presented. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for any subsequent period or for the year ending December 31, 2006. Certain information and disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).
     These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005.
Foreign Currency Translation
     The Company’s functional currency on a consolidated basis is the Korean Won. The Company has selected the US dollar as its reporting currency and follows the methodology prescribed in Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. The Company used the prevailing exchange rate at December 31, 2005 and September 30, 2006 to translate assets and liabilities and the weighted average exchange rate for the nine-months ended September 30, 2005 and 2006 for revenues, expenses, and cash flows. Capital accounts of a permanent nature, including sales of common and preferred stock, are translated using historical exchange rates. The resulting translation adjustments are recorded as other comprehensive income or expenses included in stockholders’ equity.
     Net gains and losses resulting from foreign exchange transactions are included in other income, net in the unaudited condensed consolidated statement of operations.
3. Recent Accounting Pronouncements
     In June 2005, the Financial Accounting Standards Board (FASB) ratified the Emerging Issues Task Force’s (EITF) Issue No. 05–06 Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination. Issue No. 05–06 provides that the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease be the shorter of (a) the useful life of the assets or (b) a term that includes required lease periods and renewals that are reasonably assured upon the acquisition or the purchase. The provisions of Issue No. 05–06 are effective on a prospective basis for leasehold improvements purchased or acquired beginning in the second quarter of fiscal 2006. Adoption of Issue No. 05-06 did not have a material effect on the Company’s consolidated financial statements.
     In June 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial statements.
     In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires analysis of misstatements using both an income statement and a balance sheet approach in assessing materiality and provides for a one–time cumulative effect

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
transition adjustment. SAB No. 108 is effective for second interim period of fiscal years beginning after November 15, 2006. The Company is currently assessing the impact of SAB No. 108 on its financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently assessing the impact of SFAS No. 157 on its financial statements.
     In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amends SFAS No. 87, Employers’ Accounting for Pensions, SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, SFAS No. 106 Employers’ Accounting for Postretirement Benefits Other Than Pensions, and SFAS No. 132R Employers’ Disclosures about Pensions and Other Postretirement Benefits (revised 2003). SFAS No. 158 requires companies to recognize an asset or liability for the overfunded or underfunded status of their benefit plans in their financial statements and also requires the measurement date for plan assets and liabilities to coincide with the sponsor’s year end. The standard provides two transition alternatives related to the change in measurement date provisions. The recognition of an asset and liability related to the funded status provision is effective for fiscal year ending after December 15, 2006 and the change in measurement date provisions is effective for fiscal years ending after December 15, 2008. The Company complies with the requirements of EITF No. 88-1, Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan, and does not expect the adoption of SFAS No. 158 to have a material impact on its financial statements.
4. Stock-Based Compensation
     On January 1, 2006, the Company adopted the provisions of, and began accounting for stock-based compensation in accordance with, SFAS No. 123 (revised 2004) Share Based Payment, which replaced SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards. The Company utilized the modified prospective transition method, which requires that stock-based compensation expense be recorded for all new and unvested stock options and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of the Company’s 2006 fiscal year. Stock–based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.
     The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, including contractual terms, vesting schedules and expectations of future employee behaviour. Expected stock price volatility is based on a combination of historical volatility of the Company’s stock for the related expected term and the implied volatility of its traded options. The risk-free interest rate is based on the implied yield on U.S. Treasury zero-coupon issues with a term equivalent to the expected term of the stock options. Assumptions used in the model are as follows:

Nine Months Ended
September 30, 2006
Expected dividend yield	0%
Risk free interest rate	4.87%
Expected volatility	70%
Expected life	2.32 years
Weighted average value of stock	$12.11
     In accordance with SFAS No. 123R the Company presents excess tax benefits from the exercise of stock-based compensation awards as a financing activity in the condensed consolidated statement of cash flows for periods in which a tax benefit is recorded. No such benefit was recorded during the nine months ended September 30, 2006 and as a result there were no differences in net cash provided by operating and financing activities due to the implementation of SFAS No. 123R.

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the nine months ended September 30, 2006, the Company recognized approximately $2.2 million related to stock–based compensation. The amounts are classified in the Company’s unaudited condensed consolidated statements of operations as follows (in thousands):

Nine Months Ended
September 30, 2006
Cost of service revenues	$369
Cost of system sales	30
General and administrative	1,594
Research and development	186

Total stock-based compensation	$2,179

     Prior to the adoption of SFAS No. 123R, The Company accounted for stock–based compensation arrangements in accordance with the provisions of SFAS No. 123 using the fair value method. Under this method, compensation cost for stock option grants was measured at the grant date based on the fair value of the award and recognized over the service period, which is usually the vesting period, using the method promulgated by FIN 28 Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. During the nine months ended September 30, 2005, the Company recognized approximately $2.6 million related to stock–based compensation. The amounts are classified in the Company’s unaudited condensed consolidated statements of operations as follows (in thousands):

Nine Months Ended
September 30, 2005
Cost of service revenues	$202
Cost of system sales	18
General and administrative	1,913
Research and development	443

Total stock-based compensation	$2,576

     The adoption of SFAS No. 123R resulted in a cumulative effect of accounting change of $153 thousand, which reflects the net cumulative impact of estimated future forfeitures in the determination of period expense, rather than recording forfeitures when they occur as previously permitted under SFAS No. 123.
     Future annual amortization of deferred stock option compensation expense as of September 30, 2006 is as follows (in thousands):

2006 (remaining three months)	$810
2007	2,227
2008	610
2009	86
2010	2

Total	$3,735

5. Allowance for Accounts Receivable
     Changes in the allowance for accounts receivable are as follows (in thousands):

	2005	2006
Balance, beginning of year	$58	$824
Provision for allowances	169	12
Write-offs	(6)	(817)
Reclassification	—	18
Effect of foreign currency translation	(1)	42

Balance, end of period	$220	$79

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
6. Deferred Costs
     Deferred costs as of December 31, 2005 and September 30, 2006 consist of the following (in thousands):

	December 31,	September 30,
	2005	2006
Deferred costs on carrier projects:
Costs deferred on contracts prior to executed contract	$10	$2,709
Costs being amortized over the life of executed contract	1,687	6,873
Costs deferred on contracts pending customer acceptance	4,289	908

Deferred costs on project	5,986	10,490
Deferred music copyright costs	3,382	4,607
Other	373	309

Total deferred costs	9,741	15,406
Less: current portion	(5,589)	(9,713)

	$4,152	$5,693

7. Intangible Assets
     Intangible assets subject to amortization as of December 31, 2005 and September 30, 2006 consist of the following (in thousands):

	Gross	Accumulated	Carrying
	Amount	Amortization	Amount
Customer relationships	$2,518	$622	$1,896
Technology and others	395	163	232

Balance, September 30, 2006	$2,913	$785	$2,128

Balance, December 31, 2005	$2,920	$498	$2,422

     The carrying amounts of $2.4 million and $2.1 million in 2005 and 2006, respectively, are included in other non–current assets in the unaudited condensed consolidated balance sheets.
     Amortization expense for intangible assets was $208 thousand and $288 thousand for the nine-months ended September 30, 2005 and 2006, respectively.
     Future annual amortization expense of intangible assets as of September 30, 2006 is as follows (in thousands):

2006 (remaining three months)	$99
2007	386
2008	386
2009	370
2010 and thereafter	887

$2,128

8. Accrued Severance Benefits
     Changes in accrued severance benefits are as follows (in thousands):

	2005	2006
Balance, beginning of year	$399	$402
Provision for severance benefits	842	983
Severance payments	(202)	(91)
Effect of foreign currency translation	(17)	41

	1,022	1,335
Less: amounts placed on deposit at insurance company	(92)	(165)

Balance, end of period	$930	$1,170

     The Company expects to pay the following severance benefits to its employees annually as follows (in thousands):

2006 (remaining three months)	$337
2007	1,320
2008	1,320
2009	1,320
2010	1,320
2011-2015	6,600

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The expected benefits to be paid annually to employees were determined based on current employee salaries and number of service years that will be accumulated upon retirement. These amounts do not include amounts that might be paid to employees that will cease working for the Company before their normal retirement age. These assumptions are different from those utilized in computing the amounts presented in the change in accrued severance benefits table illustrated above.
9. Commitments and Contingencies
     The Company has entered into a series of lines of credit with several Korean domestic banks with an aggregate maximum available lines of credit limit of approximately $4.2 million. During the nine months ended September 30, 2006 the Company did not draw on these lines of credit and there were no outstanding balances on these lines of credit at December 31, 2005 or September 30, 2006.
     The Company uses a corporate charge card issued by Hana Bank with a line of credit up to $5.3 million. The charged amounts are generally payable in the following month depending on the billing cycle. In general, the term of the agreement with Hana Bank is for one year, with automatic renewal in May of each year. The agreement may be terminated in writing by mutual agreement between Hana Bank and the Company. The Company is not subject to any financial or other restrictive covenants under the terms of this agreement.
     The Company currently has a letter of credit facility of up to $5.0 million with Hana Bank for importing goods. This letter of credit facility has a one-year maturity (renewable every April), and carries an interest rates of 2.5% over the London Inter-Bank Offer Rate (LIBOR). Borrowings under this letter of credit facility are collateralized by import documents and goods being imported under such documentation. To the extent that the Company has any outstanding balance, the Company is subject to standard covenants and notice requirements under the terms of this facility, such as covenants to consult with the lender prior to engaging in certain events, which include, among others, mergers and acquisitions or sale of material assets or to furnish certain financial and other information. The Company is not, however, subject to any financial covenant requirements or other restrictive covenants that restrict the Company’s ability to utilize this facility or to obtain its financing elsewhere.
     The Company has standby letters of credit with Hana Bank which serve to secure performance of the Company’s obligations under several of its carrier contracts for an aggregate amount of approximately $4.7 million at September 30, 2006. These standby letters of credit have six month maturities (renewable every six months) and an interest rate of 1.2%.
     The Company has also purchased guarantees amounting to $500 thousand from Seoul Guarantee Insurance which guarantees payments for one year under certain supply contracts the Company has with SK Telecom Co., Ltd. (SK Telecom)
     In connection with certain of the Company’s ringback tone carrier application service deployments, the Company has licensed certain intellectual property rights from SK Telecom pursuant to a non-exclusive license agreement. The term of this license agreement is co-terminous with the terms of the Company’s carrier application service contracts for ringback tones. For this license, the Company pays SK Telecom a percentage of the Company’s revenue based on the amount of system capacity provided by the Company to its carrier customers.
     In addition, the Company has also licensed from SK Telecom pursuant to a non-exclusive license agreement certain intellectual property rights to use certain components of SK Telecom’s MelOn music-on-demand application in the Company’s WiderThan Music Service Platform from which the Company pays SK Telecom either a percentage of the Company’s revenue based on the number of users (for music-on-demand carrier application service sale) or based on the sales price of certain licensed software (for music-on-demand system sale).
     In June 2005, an association representing music producers in Korea sent the Company a notice demanding payment of fees for the Company’s use in its carrier application services since July 2004 of songs over which the association claims it holds certain rights. The Company used, and paid fees for, these songs under licensing agreements with independent music label companies and such agreements contain representations that these music label companies are the rightful, legal owner of the songs. Nevertheless, the association is claiming that it is the rightful owner. The Company is currently investigating the merit of the association’s claims and the scope of any potential liability. Under the Company’s licensing agreements, the independent music label companies are required to indemnify the Company for any losses resulting from their breach of representations. Should the Company become liable to the association in this matter, the Company intends to exercise its indemnity rights under its licensing agreements with the independent music label companies.
10. Virtual Stock Options Exchange
     In August 2005, all of the virtual stock options (VSOs) granted by WiderThan Americas in connection with the Company’s acquisition of WiderThan Americas in October 2004 were cancelled. In exchange, holders of these VSOs were awarded cash rights (VSO Replacement Cash Rights) by Melody Share Corporation (Melody) and, if eligible, stock options

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
to purchase common shares of the Company (the cancellation and exchange to be referred to as the VSO Exchange). A VSO Replacement Cash Right entitles the holder to receive from Melody the excess of the price per ADS in the Company’s initial public offering (IPO) (less underwriting commission) over $9.37. Payments to VSO Replacement Cash Right holders were made by Melody on June 30, 2006. Melody is a special purpose company organized under the laws of the Cayman Islands which the Company is required to consolidate under FIN 46(R) Consolidation of Variable Interest Entities (revised December 2003) — an interpretation of ARB No. 51.
     As part of the VSO Exchange, Melody purchased 876,167 shares of Series C Preferred shares of the Company at a purchase price of $9.37 per share (an aggregate purchase price of $8.2 million). Under certain agreements entered into in the VSO Exchange, Melody converted all such Series C Preferred into common shares in connection with the Company’s IPO in December 2005 and sold all such common shares in the IPO. Melody used the cash received from the sale to fund the VSO Replacement Cash Rights and KSO Cancellee Cash Rights. Additionally, the Company incurred $177,000 in expense in 2005 in connection with additional support provided by the Company to Melody.
11. Operations by Geographic Area
     Geographic information is based on the location of the distribution entity. Revenues by geography are as follows (in thousands):

	Nine Months Ended
	September 30,
	2005	2006
Korea	$47,519	$56,322
Asia (excluding Korea)	5,332	6,235
Americas	16,398	30,845
Europe, Middle East and Africa	826	352

	$70,075	$93,754

     Over 66% and 46% of the Company’s property, plant and equipment is located in Korea at December 31, 2005 and September 30, 2006, respectively.
12. Earnings Per Share
     The following tables set forth the computation of basic and diluted shares for the nine months ended September 30:

	2005		2006
	Basic	Diluted	Basic	Diluted
Common Shares	10,000,000	10,000,000	19,807,216	19,807,216
Employee Stock Ownership Association Shares	500,000	500,000	—	—
Outstanding Stock options	—	80,229	—	423,615

Weighted average shares outstanding	10,500,000	10,580,229	19,807,216	20,230,831

     The Company has various securities which are dilutive to the basic earning per share (EPS) calculations. The employee stock ownership association (ESOA) consists of common shares issued from the Company to the association and are considered outstanding shares in the calculation of basic and diluted EPS as of the date of issue. Employee stock options granted are also considered as part of the shares outstanding in the calculation of diluted EPS from the date of grant. All of the Series A, Series B, and Series C Preferred are convertible at a rate of one preferred share to one common share and are considered converted and outstanding in the calculation of diluted EPS, as common shares, as of their date of issuance.
     For the nine months ended September 30, 2005 the effect of the Series A, Series B, and Series C Preferred stock are excluded from diluted earnings per share calculation as their effects are anti-dilutive.
13. Related Party Transactions
Melody Share Corporation
     In August 2005, Melody Share Corporation (Melody) financed its purchase of 876,167 shares of the Company’s Series C Preferred shares through a loan from a bank. Two of the Company’s shareholders formed WTIC to provide financial support to Melody in obtaining the loan. Support was provided in the form of a put agreement pursuant to which WTIC agreed to purchase from the lender or Melody the Series C Preferred shares that Melody pledged as security to the lender if Melody becomes unable to repay the loan in full.

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In connection with the Company’s IPO, Melody converted all of its Series C Preferred into common shares and sold all such common shares in the IPO. With the proceeds from this sale, Melody repaid in full its bank loan of $9.2 million on December 14, 2005.
     As of December 31, 2005 the Company held an implicit variable interest in Melody as set forth in FIN 46(R) due to Melody’s liability to make cash payments to holders of VSO Replacement Cash Rights and KSO Cancellee Cash Rights, all of whom are either existing or former employees of the Company or directors of the Company. As a result, the Company was required to consolidate Melody as of December 31, 2005. However, as Melody made all such payments on June 30, 2006, the Company is no longer required to consolidate Melody as of that date.
WT Investor Corp. (WTIC)
     In connection with the VSO Exchange, the Company agreed to reimburse WTIC for up to $170,000 in expenses in connection with the entire VSO Exchange transaction in the event that WTIC did not receive all or any portion of the facilitation fee of $400,000 to which it may be entitled upon completion of offering. With respect to this obligation, however, the reimbursable expenses are limited to a maximum amount of $170,000 and thus the Company does not consider them to be significant and therefore the Company believes that no further disclosure is required under FIN 45.
     Upon the occurrence of the IPO, the loan guarantee between Melody and WTIC was satisfied as the loan was repaid. Additionally, the $170,000 of expenses were no longer guaranteed by the Company. Therefore as of December 9, 2005, WTIC no longer had any interest implied or explicit in Melody and the Company was no longer the primary beneficiary in WTIC. As a result, after such date, the Company was no longer required to consolidate WTIC.
SK Telecom Co., Ltd. and SK Group Affiliates
     At September 30, 2005 and 2006, SK Telecom Co., Ltd. (SK Telecom) is a related party by virtue of 10.1% ownership of the Company. During the nine months ended September 30, 2005 and 2006, the Company generated 67% and 57%, respectively, of its revenue from SK Telecom. At December 31, 2005 and September 30, 2006, accounts receivable from SK Telecom amounted to 56% and 42%, respectively, of total accounts receivable.
     Under the amended and restated divestiture agreement, dated December 22, 2004, entered into by certain of the Company’s shareholders, SK Telecom possesses a right of first refusal to acquire the Company within a reasonable time in the event of a proposed sale of assets or stock, a merger or transfer of a substantial portion of the Company’s business. This right of first refusal is valid for a period of three years from the date of the agreement; however, this right was waived in connection with the acquisition of the Company by RealNetworks, Inc. (see Note 14).
     Revenue between the Company and its related parties are as follows (in thousands):

	Nine Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2006
	Service	System	Service	System
	Revenues	Sales	Revenues	Sales
SK Telecom Co., Ltd.	$43,550	$3,617	$48,481	$5,178
Other SK Group affiliates	865	—	2,683	3

	$44,415	$3,617	$51,164	$5,181

     Cost of revenue between the Company and its related parties are as follows (in thousands):

	Nine Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2006
	Cost of	Cost of	Cost of	Cost of
	Service	System	Service	System
	Revenues	Sales	Revenues	Sales
SK Telecom Co., Ltd.	$744	$19	$1,572	$20
SK Networks	137	60	351	—
SK Communications	46	—	430	—
Other SK Group affiliates	119	—	3,530	—

	$1,046	$79	$5,883	$20

WIDERTHAN CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Accounts receivable and accounts payable between the Company and its related parties are as follows (in thousands):

	December 31, 2005		September 30, 2006
	Receivables	Payables	Receivables	Payables
SK Telecom Co., Ltd.	$19,664	$4	$13,123	$—
Seoul Records	27	375	—	1,480
SK Networks	—	784	—	—
SK Telecom International	276	—	675	—
Other SK Group affiliates	309	107	213	41

	$20,276	$1,270	$14,011	$1,521

14. Subsequent Event
     On September 12, 2006, the Company entered into a definitive agreement (the Agreement) whereby it agreed to be acquired by RN International Holdings B.V. (the Offering Subsidiary), an indirect wholly-owned subsidiary of RealNetworks, Inc., through a cash tender offer for $17.05 per share.
     The initial offering period closed on October 27, 2006 and the Offering Subsidiary acquired 94.6% of the total outstanding common shares and American Depositary Shares (ADSs) of the Company effective October 31, 2006. The Offering Subsidiary also completed two subsequent offerings periods on November 10, 2006 and November 28, 2006, respectively, subsequent to which the Offering Subsidiary owned 99.7% of the total outstanding common shares and ADSs of the Company, for an aggregate consideration of $342.7 million, including direct acquisition costs.
     On November 2, 2006 the Board of Directors of the Company approved a special bonus payment of $3.0 million to the former directors of the Company with respect to the acceleration of vesting and cancellation of such former directors’ stock options.
     In November 2006, the Company agreed with TeleCommunication Systems, Inc. (TCS) to settle a patent infringement claims brought by TCS against WiderThan Americas in July 2006 as well as the Company’s counterclaims against TCS. The U.S. District Court in Richmond, Virginia issued a final order of dismissal in November 2006. Neither party admitted any liability in connection with the settlement.